UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3756 Central Avenue, Riverside, California		92506
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors

        On November 8, 2004 Provident Financial Holdings, Inc. ("Corporation"), the holding company for Provident Savings Bank, F.S.B. ("Bank"), announced that Mr. Seymour M. Jacobs has resigned from the Boards of Directors of the Corporation and the Bank effective at the close of business on November 18, 2004. The news release announcing the resignation of Mr. Jacobs and his resignation letter are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)    Exhibits

                    99.1    News release of Provident Financial Holdings, Inc. dated November 8, 2004.
                    99.2    Resignation letter from Seymour M. Jacobs dated November 5, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004                         PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                /s/ Craig G. Blunden
                                                                Craig G. Blunden
                                                                Chairman, President and Chief Executive Officer
                                                                (Principal Executive Officer)

                                                                /s/ Donavon P. Ternes
                                                                Donavon P. Ternes
                                                                Chief Financial Officer
                                                                (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                        NEWS RELEASE
 Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS, INC.
ANNOUNCES DIRECTOR RESIGNATION

Riverside, Calif. - November 8, 2004 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced that Mr. Seymour M. Jacobs has resigned from the Boards of Directors of the Company and the Bank effective at the close of business on November 18, 2004.

"My decision has evolved over time for the best of reasons," Mr. Jacobs said in his letter of resignation to the Board of Directors. "I feel like my advice to be more aggressive managing capital, cutting expenses and managing interest rate exposure was heard and well executed. Complaining and suggesting was the easy part. I appreciate that the execution was far harder and admire your collective dedication and success in carrying it through."

Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company said, "I would like to thank Sy for his valued contributions to the Board of Directors during the period he was with us. He brought a great deal of experience to the Board and we appreciated his insight and perspective. We wish him continued success in his future endeavors."

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Safe-Harbor Statement

Certain matters in this Press Release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. Forward looking statements are effective only as of the date that they are made and Provident Financial Holdings, Inc. assumes no obligation to update this information.

Contacts:        Craig G. Blunden                             Donavon P. Ternes
                      Chairman, President & CEO            Chief Financial Officer

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EXHIBIT 99.2

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Nov 5, 2004

The Board of Directors
c/o Craig G. Blunden
Chairman of the Board
Provident Financial Holdings, Inc.
3756 Central Avenue
Riverside, CA 92506

Dear Craig and Members of the Board of Directors,

I want to tell you that after enjoying the experience and fruits of my board membership for these last two years I've decided to resign from the board of Provident Financial Holdings, Inc and Provident Savings Bank, FSB. This decision has evolved over time for the best of reasons: I feel that I have accomplished what I set out to do. I don't want to sound like I am taking much credit for Provident's success these last couple of years- most of that lies with your work along with the rest of the board, Provident employees and a little tail wind from the markets. My former frustration with Provident's low returns and low valuation has been worn away by higher returns and higher valuations. I feel like my advice to be more aggressive managing capital, cutting expenses and interest rate exposure was heard and well executed. Complaining and suggesting was the easy part. I appreciate that the execution was far harder and admire your collective dedication and success in carrying it through.

With my original agenda accomplished and Provident stock being a smaller percentage of my fund's holdings (We've grown a lot this year. Assets under management are now over $100 million from $40 million when I first requested a board seat) I feel less of a need to undertake the monthly treks out to California for board meetings.

Please advise as to what would be best for you as far as timing and means of making this announcement.

Sincerely,

/s/ Sy Jacobs

Sy Jacobs
Managing Member
JAM Managers, L.L.C.
As General Partner for
JAM Partners, L.P.

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